SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20547



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): January 1, 1998



                            THE SERVICEMASTER COMPANY
           (Exact name of registrant as specified in its certificate)

                         Commission File Number:




Delaware                            One ServiceMaster Way             36-3858106
                                    Downers Grove, IL 60515

(State or other jurisdiction        (Address of principal       (I.R.S. Employer
of incorporation or organization)    executive office)       Identification No.)




Registrant's telephone number, including area code:            (630)  271-1300

Item 5.           Other Events

Issuance of News Release Regarding Results of 1997 Operations and Execution of Second Supplemental Indenture.

The ServiceMaster Company, a Delaware corporation (the "Company"), announced the results of operations for 1997 through a news release dated January 27, 1998. The Company's operations include the operations of its predecessor, ServiceMaster Limited Partnership, a Delaware limited partnership, for the period January 1, 1997 to December 26, 1997.

On January 1, 1998, the Company entered into a Second Supplemental Indenture with Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee under the Indenture dated as of August 15, 1997 and the First Supplement thereto also dated as of August 15, 1997 under which The ServiceMaster Company Limited Partnership issued $100,000,000 aggregate principal amount of 6.95% Notes due
August 15, 2007 and $200,000,000 aggregate principal amount of 7.45% Notes due August 15, 2027. The Second Supplemental Indenture takes into account and provides for the substitution of the Company as the parent entity in the ServiceMaster enterprise pursuant to the reincorporating merger effected on December 26, 1997 and the mergers of ServiceMaster Limited Partnership and The ServiceMaster Company Limited Partnership into the Company on January 1, 1998.


Item 7.           Financial  Statements and Exhibits

                  Financial Statements:

                  1. Condensed Consolidated Balance Sheets of The ServiceMaster Company at December 31, 1997 and 1996 (annexed to the News Release, Ex. 1).

                  2. Condensed Consolidated Statements of Cash Flows of The ServiceMaster Company for the years ended December 31, 1997 and 1996 (annexed to the News Release, Ex. 1).

                  3. Consolidated Statements of Income of The ServiceMaster Company for the three and twelve months ended December 31, 1997 and December 31, 1996 (annexed to the News Release, Ex. 1).

                  Exhibits:

                  1.       News Release dated January 27, 1998.

                  2. Second Supplemental Indenture between The ServiceMaster Company and Harris Trust and Savings Bank, an Illinois banking corporation, dated as of January 1, 1998 and Supplemental to Indenture Dated as of August 15, 1997 and First Supplemental Indenture Dated as of August 15, 1997.


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                                            Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE SERVICEMASTER COMPANY
                               (Registrant)


                               By:      /s/ Vernon T. Squires
                                        Sr. Vice President and General Counsel


Dated:  February 25, 1998


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